Exhibit 99.2

www.CellTherapeutics.com

Cell Therapeutics, Inc. (CTI) Files Amendment to Articles of Incorporation

September 5, 2012 Seattle—Cell Therapeutics, Inc. (“CTI”) (NASDAQ: CTIC and MTA: CTIC) today announced that it has filed with the Secretary of State of the State of Washington an amendment to CTI’s Amended and Restated Articles of Incorporation (as amended, the “Articles of Incorporation”) reflecting an increase in CTI’s total number of authorized shares from 76,999,999 to 150,333,333 and an increase in CTI’s total number of authorized shares of common stock from 76,666,666 to 150,000,000. The amendment to the Articles of Incorporation was approved by CTI’s shareholders at CTI’s annual meeting of shareholders held on August 31, 2012.

CTI has filed a Current Report on Form 8-K, including a copy of the amendment to the Articles of Incorporation, with the U.S. Securities and Exchange Commission (the “SEC”) and the offices of CTI’s Italian branch. A copy of the amendment and the aforesaid Current Report on Form 8-K is available on CTI’s website (www.CellTherapeutics.com, in the “Investors” section).

About Cell Therapeutics, Inc.

Headquartered in Seattle, CTI is a biopharmaceutical company committed to developing an integrated portfolio of oncology products aimed at making cancer more treatable. For additional information, please visit www.CellTherapeutics.com.

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This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcomes of which could materially and/or adversely affect actual future results and the market price of CTI’s securities. Specifically, the risks and uncertainties include CTI’s ability to continue to raise capital as needed to fund its operations in general, and, including, without limitation, competitive factors, technological developments, costs of developing, producing, and selling CTI’s product candidates, and the risk factors listed or

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206

described from time to time in CTI’s filings with the SEC including, without limitation, CTI’s most recent filings on Forms 10-K, 10-Q, and 8-K. Except as may be required by law, CTI does not intend to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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Media Contact:

Dan Eramian

T: 206.272.4343

C: 206.854.1200

E: deramian@ctiseattle.com

www.CellTherapeutics.com/press_room

Investors Contact:

Ed Bell

T: 206.282.7100

F: 206.272.4434

E: invest@ctiseattle.com

www.CellTherapeutics.com/investors

3101 Western Ave. #600 Seattle, WA 98121	T 206.282.7100 F 206.284.6206